Exhibit 1.1

Form of Underwriting Agreement

FLAGSTONE REINSURANCE HOLDINGS LIMITED

13,000,000 Common Shares

UNDERWRITING AGREEMENT

                , 2007

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the Several Underwriters,

c/o	Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

1. Introductory. Flagstone Reinsurance Holdings Limited, a Bermuda exempted company (“Company”), proposes to issue and sell to the Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as representatives (“Representatives”), 13,000,000 shares (“Firm Securities”) of its common shares, par value U.S.$0.01 per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,950,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Lehman Brothers Inc. (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to                    shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by 5:30 P.M., New York time, on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company hereby agrees with the several Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  A registration statement (No. 333-138182) (“Initial Registration Statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and an additional registration statement (“Additional Registration Statement”) relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (“Act” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). “Initial Registration Statement” as of any time means the Initial Registration Statement, in the form then filed with the Commission, including all material then incorporated by reference therein, all information contained in the Additional Registration Statement (if any) and then deemed to be a part of the Initial Registration Statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the Initial Registration Statement pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the Initial Registration Statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the Additional Registration Statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the Additional Registration Statement pursuant to Rule 430C or retroactively deemed to be a part of the Additional Registration Statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. Copies of such Registration Statement and any amendment thereto have been delivered by the Company to you as the Representatives. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means         :00 [a/p].m. (Eastern time) on the date of this Agreement.

(b)  (i) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, and on the Closing Date and any settlement date, each Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)  (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any other entity that at the time was a subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. As used in this Agreement, “subsidiary” shall be as defined in Rule 405; provided, however, that none of Island Heritage Holdings Ltd. or Rockridge Re Holdings Limited shall be deemed to be a subsidiary of the Company.

(d)  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated March 13, 2007 (which is the most recent Statutory Prospectus distributed to investors generally), as amended by the preliminary prospectus, dated March 26, 2007 and the information set forth in Schedule K, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)  The Company has been duly incorporated and is a validly existing exempted company with limited liability in good standing under the laws of Bermuda, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(g)  Each subsidiary of the Company has been duly incorporated and is a validly existing company in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect; all of the issued and outstanding share capital of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (meaning no further sums are required to be paid by the holders thereof in connection with the issuance thereof); and the issued shares of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from any liens, encumbrances, securities interests, pledges, mortgages, claims, restrictions upon voting or transfer, or defects.

(h)  The Offered Securities and all other issued shares of the Company have been duly authorized; all issued shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issuance thereof) and will conform to the description thereof contained in the General Disclosure Package and the Prospectus; and the shareholders of the Company have no preemptive or similar rights with respect to the Securities.

(i) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(j)  Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(k)  The Securities have been approved for listing on the New York Stock Exchange.

(l)  The Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by A.M. Best Company, Inc. (“A.M. Best”).

(m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained or made under the Act and such as may be required under state securities laws, (ii) such as have been obtained from the Bermuda Monetary Authority or Registrar of Companies, and (iii) the Prospectus will be filed at the Registrar of Companies in Bermuda in accordance with Bermuda law.

(n)  Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(o) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, in the United States or otherwise, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the memorandum of association or bye-laws or articles of association or other governing documents of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company and its subsidiaries, in each case free from liens, mortgages, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the business of the Company and its subsidiaries under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made thereof by them.

(r) The Company and its subsidiaries (i) possess all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda and other jurisdictions as is necessary to conduct the business now operated by them (each, an “Authorization”) and (ii) have not received any notice of proceedings relating to the revocation or modification of any such Authorization that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Each of the Company’s subsidiaries that is primarily engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except as disclosed in the General Disclosure Package and the Prospectus and except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would have a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as disclosed in the General Disclosure Package and the Prospectus, or as would not have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as disclosed in the General Disclosure Package and the Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(t)        Except as disclosed in the General Disclosure Package and the Prospectus, all material retrocessional and reinsurance treaties, contracts and arrangements to which the Company or the Insurance Subsidiaries is a party are in full force and effect; neither the Company or the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent that any such failure to be in full force and effect or any such violation or default would not have a Material Adverse Effect.

(u)       Except as disclosed in the General Disclosure Package and the Prospectus, since December 31, 2005, the Company and the Insurance Subsidiaries have made no material change in their insurance reserving practices.

(v)       No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(w)      The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information), licenses, patents, patent rights, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x)        Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits, proceedings or investigations against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(y)       No transaction has occurred between or among the Company and any of its officers or directors, or the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 5% of the outstanding Securities (before the issuance of the Offered Securities) or any affiliate or affiliates of any such officer or director or 5% stockholders that is required to be described in and is not described in the General Disclosure Package and the Prospectus.

(z)        Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company is included in the Prospectus, is an independent registered public accounting firm as required by the Act.

(aa)     The financial statements included in each Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”)  in the United States applied on a consistent basis throughout the periods indicated and conform in all material respects with the Act, and the schedules included in each Registration Statement present fairly in all material respects, the information required to be stated therein.

(bb)     Since December 31, 2005, and except as may otherwise be described in the most recent Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its share capital.

(cc)     Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of Bermuda and each other jurisdiction applicable thereto, except where failure, individually or in the aggregate, to file such return, report, document or information would not have a Material Adverse Effect; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or its subsidiaries is required to file statutory financial returns, reports, documents or other information under the Insurance Laws of the United States and the various states thereof, or is required to maintain its books and records in accordance with, or otherwise in compliance with, the Insurance Laws of the United States.

(dd)     Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ee)     The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (a) any material weaknesses in internal accounting controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)       The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)     The statistical and market-related data included under the captions “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Background,” and “Business” in the most recent Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the most recent Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(hh)     The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ii)       The Registration Statement, the Prospectus, any Statutory Prospectus and any Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of non-U.S. jurisdictions in which the Prospectus, any Statutory Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of non-U.S. jurisdictions in which the Directed Shares are offered outside the United States.

(jj)       The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(kk)     There are no affiliations with member firms of the National Association of Securities Dealers, Inc. (the “NASD”) among the Company’s officers, directors or, to the knowledge of the Company, any shareholder of the Company, except as set forth in the General Disclosure Package and the Prospectus or otherwise disclosed in writing to the Representative.

(ll)       There is and has been no failure on the part of the Company and any of the Company’s directors or officers to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder (ii) the money laundering statutes, including the rules and regulations thereunder, of all jurisdictions in which the Company, its subsidiaries or their respective transaction counterparties conduct business or jurisdictions in which the Company or any of its subsidiaries engage or have engaged in any transaction with any transaction counterparty (such jurisdictions (including the United States), the “Applicable Jurisdictions”), and (iii) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the Applicable Jurisdictions (subclauses (i), (ii) and (iii) collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)     The Company has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably by expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company including the Offered Securities.

(qq)     None of the Underwriters or any subsequent purchasers of the Offered Securities (other than the purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Offered Securities.

(rr)       On the date of this Agreement and upon the issuance of the Offered Securities, the Company is and will be in compliance with Section 39 of the Companies Act 1981 of Bermuda (the “Companies Act”) and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act.

(ss)     The Company has filed all non-U.S. and U.S. federal, state and local tax returns that it is required to file, or has requested extensions for each filing, except in any case in which the failure so to file would not have a Material Adverse Effect, or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(tt)       Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Material Tax Considerations,” (A) the Company and its subsidiaries should not be: (i) subject to taxation in Canada (other than Flagstone Management Services (Halifax) Limited), (ii)  subject to taxation in the United Kingdom (other than Flagstone Representatives Limited), (iii) subject to taxation in Switzerland (other than Flagstone Réassurance Suisse SA), (iv) subject to taxation in India (other than West End Capital Management BPO Services (India) Private Limited), (v) characterized as engaged in a trade or business within the United States, (vi) treated as a “passive foreign investment company” as defined in section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (B) no “U.S. person” (as that term is defined in section 7701(a)(30) of the Code) who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its subsidiaries.

(uu)     The Company believes that (i) each of the Company’s insurance subsidiary’s gross related person insurance income does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future and

(ii) direct and indirect insureds, and persons related to such insureds, whether or not United States persons, should not be characterized as owning, directly or indirectly through entities (at any time during the taxable year), 20% or more of the voting power or the value of any of the Company’s insurance subsidiaries.

(vv)     The subsidiaries listed on Schedule B attached hereto are the only significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X of the Commission.

(ww)   There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(xx)      The Company has all requisite corporate power and authority to enter into the Amended and Restated Shareholders’ Agreement, dated November 15, 2006 (the “Shareholders’ Agreement”), among the Company and the shareholders named therein; the Shareholders’ Agreement has been duly authorized, executed and delivered by the Company; and the Shareholders’ Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S.$           per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Representatives, for credit to the Company at      A.M., New York time, on                 , 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of LeBoeuf, Lamb, Greene & MacRae LLP (“LLGM”) at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Representatives, for credit to the Company. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of LLGM at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus under the caption “Underwriting.”

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the date of execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without consent of the Representatives (such consent not to be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)  The Company will furnish to the Representatives copies, five of which shall be manually signed, of each Registration Statement (including all exhibits thereto), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request.

The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives shall reasonably designate after consultation with the Company, and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in no event will the Company be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Offered Securities), or to take any action which would subject the Company to taxation in any jurisdiction where it is not now so subject (except for taxes payable in connection with the offering and sale of the Offered Securities). The Company will execute such statements and reports which the Underwriters or their counsel prepare as may be reasonably required by the laws of each jurisdiction in which the Offered Securities are being offered and sold. The Company will also supply the Underwriters with such information for determining the legality of the Offered Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g)  The Company will pay all costs, expenses, fees and taxes incident to and in connection with: (1) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in connection therewith, and the preparation and printing of certificates for the Securities; (2) the preparation, printing, filing under the Act and distribution of the Registration Statement (including any exhibits thereto), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (3) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offer, purchase, sale and delivery of the Securities; (4) the qualification of the Offered Securities for sale under the laws of Canada and such other jurisdictions as the Representatives reasonably designate and the printing of a Canadian wrapper, a Blue Sky Memorandum and any other memoranda relating thereto (including fees and disbursements of counsel); (5) the review by the NASD of the Offered Securities (including fees and disbursements of counsel); (6) the listing of the Securities on the New York Stock Exchange (including reasonable fees and disbursements of counsel); (7) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings; (8) any electronic road show; (9) the QIU (as hereinafter defined); (10) the Directed Share Program (including fees and disbursements of counsel); and (11) any other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

(h) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(i)  For the period specified below (the “Lock-Up Period”), the Company will not, without the prior written consent of both Representatives, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Securities or securities convertible into or exchangeable for Securities or sell, grant options, rights or warrants with respect to any shares of Securities or securities convertible into or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Securities, whether any such transaction described in clause (1) or (2) is to be settled by delivery of Securities or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof; provided, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(j)  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Securities by the Company are restricted pursuant to Section 5(i), and the Designated Underwriter will notify the Company as to which Participants will need to be so restricted. At the request of the Designated Underwriter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(i).

(k)  The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses set forth in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, an independent registered public accounting firm for the Company, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent preliminary prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. With respect to the letter of Deloitte & Touche LLP referred to in the foregoing sentence and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Closing Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(b)  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the rules and regulations under the Act and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

(i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;

(ii) any downgrading in the financial strength or claims paying ability of the Company or Flagstone Reinsurance Limited by A.M. Best, or any public announcement that A.M. Best has under surveillance or review its rating of the financial strength or claims paying ability of the Company or Flagstone Reinsurance Limited (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or Flagstone Reinsurance Limited has been placed on negative outlook;

(iii)  any change in U.S., Bermuda or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;

(iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;

(v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;

(vi) any banking moratorium declared by U.S. Federal, New York or Bermuda authorities;

(vii) any major disruption of settlements of securities or clearance services in the United States or Bermuda or

(viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The Representatives shall have received an opinion, dated such Closing Date, of Carter Ledyard & Milburn LLP, United States counsel for the Company, in the form attached hereto as Schedule D.

(e)  The Representatives shall have received an opinion, dated such Closing Date, of Attride-Stirling & Woloniecki, special Bermuda counsel for the Company, in the form attached hereto as Schedule E.

(f)  The Representatives shall have received opinions, each dated such Closing Date, of Stewart McKelvey Stirling Scales, special Canada counsel for the Company, Fox Mandal, special India counsel for the Company, Lenz & Staehelin, special Switzerland counsel for the Company, Elivinger, Hoss & Prussen, special Luxembourg counsel for the Company, and Triay Stagnetto Neish, special Gibraltar counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in: Schedule F-1 hereto with respect to the opinion of Stewart McKelvey Stirling Scales; Schedule F-2 hereto with respect to the opinion of Fox Mandal; Schedule F-3 hereto with respect to the opinion of Lenz & Staehelin; Schedule F-4 hereto with respect to the opinion of Elivinger, Hoss & Prussen; and Schedule F-5 hereto with respect to the opinion of Triay Stagnetto Neish, and, as to each opinion, to such further effect as counsel to the Underwriters may reasonably request.

(g) The Representatives shall have received a certificate, dated such Closing Date, of Todd White, General Counsel of the Company, in the form attached hereto as Schedule G.

(h) The Representatives shall have received, at the time of execution of this Agreement, (i) an officer’s certificate of James O’Shaughnessy, Chief Financial Officer of the Company, in the form attached hereto as Schedule H-1, and (iii) a certificate of Mark Byrne, in the form attached hereto as Schedule H-2, each dated as of such date, and the Representatives shall have received bring-down certificates of such certificates, each dated as of the Closing Date.

(i)  The Representatives shall have received an opinion, dated such Closing Date, of LLGM, counsel for the Underwriters, such opinion or opinions, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)  The Representatives shall have received an opinion, dated such Closing Date, of Conyers Dill & Pearman, special Bermuda counsel for the Underwriters, such opinion or opinions, with respect to the Registration Statements, the Prospectus and other related matters concerning Bermuda law as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)  The Representatives shall have received a certificate, dated such Closing Date, of the Chairman, Chief Executive Officer, Chief Financial Officer or other principal executive officer of the Company in which such officer, to the best of his knowledge after reasonable investigation, shall state that:

(i)            the representations and warranties of the Company in this Agreement are true and correct;

(ii)           the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(iii)          no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission;

(iv)          the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time;

(v)           subsequent to the date[s] of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), prospects, earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus;

and, such officer has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus, and, in his opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the General Disclosure Package, as of the Applicable Time, and (3) the Prospectus, as of its date and on the applicable Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(l)  The lockup letters, each substantially in the form attached hereto as Schedule I, from each of the executive officers and directors of the Company and shareholders holding in the aggregate no less than 100% of the outstanding Securities of the Company, delivered to the Representatives on or before the date hereof, shall be in full force and effect. The executive officers, directors and shareholders of the Company are listed in Schedule J hereto.

(m)  The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n)  The Securities shall be listed on the New York Stock Exchange and the Company shall not have taken any action designed to, or likely to, have the effect of delisting the Securities from the New York Stock Exchange.

(o)  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

If any conditions specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the First Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 10.

8. Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus (including any preliminary prospectus) as of any time, the Prospectus or any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Offered Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  (a) the last paragraph of the cover page regarding delivery of the Offered Securities; (b) the first paragraph and the first five bullet points under the section “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting”; (c) the last paragraph under the section “Commissions and Expenses” under the caption “Underwriting” and (d) the section “Discretionary Sales” under the caption “Underwriting.”

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph 8(f) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of Section 15 of the Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company under this Section or Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f)  Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Designated Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Designated Underwriter within the meaning of Section 15 of the Act (the “Designated Entities”), from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action) (i) caused by any untrue statement or alleged untrue statement of any material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Designated Entities.

(g)  Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the QIU (as hereinafter defined), its partners, members, directors, officers, affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which the QIU, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the QIU’s acting as such “qualified independent underwriter” in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the QIU. The relative benefits received by the QIU with respect to the offering contemplated by this Agreement will, for purposes of paragraph 8(d), be deemed to be equal to the compensation received by the QIU for acting in such capacity. In addition, notwithstanding the provisions of paragraph 8(d), the QIU will not be required to contribute any amount in excess of the compensation received by the QIU for acting in such capacity.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Qualified Independent Underwriter. The Company hereby confirms that at its request Citigroup Global Markets Inc. has without additional compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Offered Securities.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated (including pursuant to the last sentence in Section 7), the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8  and the obligations of the Company pursuant to Section 10 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives,

c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: 212-816-7912), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Crawford House, 23 Church Street, Hamilton, HM 11, Bermuda, Attention: General Counsel (fax: 441-295-4927; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)           The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)           the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws thereof.

The Company hereby submits to the non-exclusive jurisdiction of the Federal district court for the Southern District of New York and the Supreme Court for the County of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

FLAGSTONE REINSURANCE HOLDINGS LIMITED

By

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

LEHMAN BROTHERS INC.

By
[Insert title]

CITIGROUP GLOBAL MARKETS INC.

By
[Insert title]

SCHEDULE A

Underwriter	Number of Firm Securities
Lehman Brothers Inc.	[$]

Citigroup Global Markets Inc.	[$]

JP Morgan Securities Inc.	[$]

Credit Suisse Securities (USA) LLC	[$]

Wachovia Capital Markets, LLC	[$]

Keefe, Bruyette & Woods, Inc.	[$]

Dowling & Partners Securities, LLC	[$]

Fox-Pitt, Kelton Incorporated	[$]

Cochran Caronia Waller Securities LLC	[$]

Total	[$]

SCHEDULE B

Significant Subsidiaries:

Flagstone Reinsurance Limited

Flagstone Réassurance Suisse SA

SCHEDULE C

[General Use Issuer Free Writing Prospectus(es)]

[TO COME]

SCHEDULE D

[Carter Ledyard & Milburn LLP Opinion]

[TO COME]

SCHEDULE E

[Attride-Stirling Woloniecki opinion]

[TO COME]

SCHEDULE F

[Foreign counsel opinions]

[TO COME]

SCHEDULE G

[Certificate of Company general counsel]

[TO COME]

SCHEDULE H-1

[CFO Certificate]

[TO COME]

SCHEDULE H-2

[Certificate of Mark Byrne]

[TO COME]

SCHEDULE I

FORM OF LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the Several Underwriters,

c/o	Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

[ ], 2007

Ladies and Gentlemen:

As an inducement to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common shares (the “Securities”) of Flagstone Reinsurance Holdings Limited, a Bermuda company, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Securities or securities convertible into or exchangeable for Securities or sell, grant options, rights or warrants with respect to any shares of Securities or securities convertible into or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Securities, whether any such transaction described in clause (1) or (2) is to be settled by delivery of Securities or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if

(1)           during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement, up to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before         , 2007. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder]

SCHEDULE J

[List of Directors, Officers and Shareholders]

[TO COME]

SCHEDULE K

Price per share of Offered Securities:  $[     ]

Number of shares: [    ]